EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q/A of Debut Broadcasting Corporation Inc. (the “Company”) for the quarter ended March 31, 2008 (the “Report”), we, Steven Ludwig, Chief Executive Officer, and Sariah Hopkins, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

By:	/s/ Steven Ludwig
Name:	Steven Ludwig
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	August 19, 2008

By:	/s/ Sariah Hopkins
Name:	Sariah Hopkins
Title:	Chief Financial Officer (Principal Financial Officer)
Date:	August 19, 2008